Exhibit 99.2

[LOGO OF PARTHUSCEVA]

COMBINATION OF PARTHUS AND CEVA COMPLETED TODAY;
PARTHUSCEVA LAUNCHES OPERATIONS

San Jose, Calif. —1 November 2002—ParthusCeva, Inc. (“ParthusCeva”) (NASDAQ: PCVA, LSE: PCV), Parthus Technologies plc (“Parthus”) and DSP Group, Inc. (“DSPG”) (NASDAQ: DSPG) jointly announce that the combination of Parthus and Ceva, Inc. has closed today.

The common stock of the combined company, now called ParthusCeva, is expected to begin trading today at 9:30 a.m., New York time (2:30 p.m., London time) on NASDAQ under the symbol “PCVA” and simultaneously on the London Stock Exchange under the symbol “PCV”. ParthusCeva management will host a conference call at 8.30 a.m. New York time (1.30 p.m. London time) today to introduce the combined company and its management. The broadcast can be accessed by all interested parties through the Investor Relations section of ParthusCeva’s website at www.parthusceva.com.

ParthusCeva

ParthusCeva has been formed by the combination of Parthus, a leading provider of platform-level intellectual property (IP), and Ceva, formerly the licensing division of DSP Group, and the leading provider of licensable DSP cores to the electronics industry. The new entity is positioned to be the leading licensor of DSP cores and associated platform-level IP.

ParthusCeva is in the strong position of being able to offer fully integrated IP solutions built around the leading licensed DSP architecture. We believe this leadership position will enable ParthusCeva to exploit the industry trend towards the licensing of open-standard processor architectures for the digital economy.

Kevin Fielding, CEO of ParthusCeva said:
“The launch today of ParthusCeva reflects several key trends in our industry. Increasingly our customers are demanding complete, fully-integrated IP solutions based on industry-standard architectures that they can access through a licensing model. As the leading licensor of DSP cores and the pioneer of platform-level IP, ParthusCeva is perfectly positioned to deliver these solutions to our worldwide customer base. We are confident that ParthusCeva can build upon this unique position to deliver increased value to our customers, employees, partners and shareholders.”

ParthusCeva’s families of DSP cores and IP platforms have been licensed by approximately 90 electronic and semiconductor partners’ worldwide, including nine of the world’s top ten semiconductor manufacturers.

DSP (Digital Signal Processing) expertise is central to the increasing consumer adoption of digital-based communications and entertainment devices. DSP cores are the key ‘processing engines’ for high-growth applications including wireless communications, mobile computing, consumer entertainment and computer networking.

Gideon Wertheizer, ParthusCeva Executive VP and CTO commented:
“The semiconductor industry is moving rapidly towards system-on-a-chip (SoC) solutions incorporating fully proven, industry-standard third-party IP. ParthusCeva’s broad offerings in DSP, wireless and mixed-signal technologies, along with the track records of Parthus and Ceva and our scale and financial stability allow us to further expand in the growing IP industry.”

ParthusCeva is headquartered in San Jose, with principal offices in Dublin, Ireland and Herzelia, Israel. ParthusCeva focuses on three principal product and technology areas: DSP and Application Processing IP; Mixed-Signal and Wireline Communications IP; and Wireless Communications IP. The company will maintain three principal development locations in Ireland, Israel and the United Kingdom and a global sales infrastructure to serve a world-wide customer base.

ParthusCeva Intellectual Property Portfolio

ParthusCeva develops and markets its integrated portfolio of open-licensable IP in three distinct areas; DSP cores; SoC sub-systems and application-specific platform IP. The company’s proven IP portfolio is critical in overcoming the silicon design productivity challenge of our licensing partners.

1) SmartCores™ Programmable DSP Cores—ParthusCeva is the leading licensor of DSP cores with 69% market share in 2001 (Gartner—Dataquest: April 2002). SmartCores is a family of low power cost-effective DSP cores targeted at high-volume wireless, multimedia, computing and telecommunication markets. SmartCores comprise five distinct product offerings—PalmDSPCore, Teak, TeakLite, PineDSPCore, OakDSPCore, and the recently introduced CedarDSPCore. All are soft cores and thus can be manufactured at any foundry and are all complemented by a full set of development tools and software from third party developers.

2) System-on-a-Chip Sub-Systems—ParthusCeva’s SoC is a pre-integrated, DSP core-based subsystem platform incorporating a large set of system interface peripheral components, together with a full set of software and hardware development tools. Seamlessly interfacing with any Central Processing Unit (CPU), ParthusCeva’s SoC significantly lowers the complexity, cost of development, and time-to-market for SoC designs.

3) Application-specific Platforms: ParthusCeva application-specific platforms consist of full, verified IP system-solutions in both hardware and software, pre-integrated with other industry-standard processors (typically ARM’s CPU). ParthusCeva’s comprehensive platform-IP targets two key market segments:

•	Communication Platforms—Bluetooth, 802.11a/b/g, 2.5G, 3G and Multi-Gigabit serial comms.

•	Consumer Electronic platforms—GPS, digital audio, Smartphone, PDA, and VoIP.

Shareholder Information

Holders of record of DSPG common stock as of 5 p.m. New York time on October 31, 2002 (the “record time”) will receive one share of ParthusCeva common stock for every three shares of DSPG common stock held at the record time. Holders of record of Parthus ordinary shares as of the record time will receive 0.015141 share of ParthusCeva common stock, as well as a capital repayment of $0.100894 (approximately GB£0.64 or EUR 0.10), per Parthus ordinary share held at the record time. Holders of record of Parthus American Depositary Shares (“ADSs”) (each representing 10 ordinary shares of Parthus) as of the record time will receive 0.151410 share of ParthusCeva common stock, as well as a capital repayment of $1.08940, per Parthus ADS held at the record time. The common stock of ParthusCeva and the capital repayment to former Parthus shareholders and ADS holders will be credited to shareholders’ electronic trading accounts or mailed to holders of certificated securities as quickly as possible following the closing.

About ParthusCeva

Headquartered in San Jose, with principal offices in Dublin, Ireland and Herzeliah, Israel, ParthusCeva (NASDAQ: PCVA; LSE: PCV) is a leading licensor of DSP and application-specific platform Intellectual Property (IP) to the semiconductor industry. ParthusCeva was created through the combination of Parthus Technologies plc, a leading provider of application-specific platform IP, and Ceva, formerly the licensing division of DSP Group, Inc.

The CUSIP number for the ParthusCeva common stock is 70212E106 and the ISIN number is 70212E1064.

For more information, visit us at www.parthusceva.com.

Company Contact:
Barry Nolan
ParthusCeva Inc.
2033 Gateway Place, Suite 150
San Jose, USA
Tel: +1 408 514 2900
Contact Today: +353 1 4025700

FD International
Deborah Ardern-Jones (US)                        +1 212 850 5626

James Melville-Ross/ Ben Way (UK) +44 20 7831 3113

Industry Press Contact:
Josh Shuman = Ruder Finn                                +212 593 5886/+972-2-561-2005 ext 209
shumanj@ruderfinn.com

Safe Harbor Statement

This document contains “forward-looking statements”, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those stated. Any statements that are not statements of historical fact (including, without limitation, statements to the effect that the company or its management “believes,” “expects,” “anticipates,” “plans” and similar expressions) should be considered forward-looking statements. Important factors that could cause actual results to differ from those indicated by such forward-looking statements include uncertainties relating to the ability of management to successfully integrate the operations of Parthus and Ceva, uncertainties relating to the acceptance of our DSP cores and semiconductor intellectual property offerings, continuing or worsening weakness in our markets and those of our customers, quarterly variations in our results, and other uncertainties that are discussed in the registration statement on Form S-1 of ParthusCeva (formerly called Ceva, Inc.), on file with the U.S. Securities and Exchange Commission.

4